Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2023 relating to the financial statements of CenterPoint Energy Houston Electric, LLC, appearing in the Annual Report on Form 10-K of CenterPoint Energy Houston Electric, LLC for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 17, 2023